================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                TO CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):     June 23, 2005




                             SEMOTUS SOLUTIONS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



            NEVADA                   0-21069                     36-3574355
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission                (I.R.S. Employer
 incorporation or organization)    File Number)              Identification No.)



               718 University Ave., Suite 202, Los Gatos, CA 95032
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (408) 399-6120
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, including area code)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

================================================================================

ITEM 9.     FINANCIAL STATEMENTS AND EXHIBITS.

            As reported in the Current Report on Form 8-K filed on June 27, 2005, by Semotus Solutions, Inc. ("Semotus"), Semotus acquired 100% of the issued and outstanding capital stock of Clickmarks, Inc. for 4,107,982 shares of Semotus common stock on June 23, 2005.

            Semotus hereby files this Form 8-K/A to file the following financial statements and related pro forma financial statements required pursuant to Item 9 of Form 8-K with respect to the acquisition:

            (a) Financial Statements of Business Acquired. The audited financial statements of Clickmarks are set forth beginning on page 3 of this report.

                 Independent Auditors' Report

                 Balance Sheets

                 Statements of Operations

                 Statements of Stockholders' Deficiency

                 Statements of Cash Flows

                 Notes to Financial Statements

            (b) Pro forma financial information. The pro forma financial information including Clickmarks is set forth beginning on page 14 of this report.

                 Unaudited Pro Forma Condensed Consolidated Financial
                 Information

                 Unaudited Pro Forma Condensed Consolidated Balance Sheet

                 Unaudited Pro Forma Condensed Consolidated Statements of Operations

                 Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

            (c)  Exhibits. The following exhibits are filed with this report:


            Exhibit Number      Description
            --------------      -----------
                2.1+            Merger Agreement by and among Semotus Solutions,
                                Inc., Clickmarks, Inc. and Semotus Acquisition
                                Company, Ltd. dated June 14, 2005



            + Incorporated by reference to Exhibit 2.1 of the Registrant's Form 8-K filed on June 20, 2005.

INDEPENDENT AUDITOR'S REPORT


Board of Directors and Stockholders
Clickmarks, Inc.
Los Gatos, California

I have audited the accompanying balance sheets of Clickmarks, Inc. (the "Company") as of December 31, 2004 and 2003, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, such financial statements present fairly, in all material respects, the financial position of Clickmarks, Inc. at December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Anthony Matusich

Anthony Matusich & Company

August 26, 2005

CLICKMARKS, INC.

BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

=============================================================================================================================
                                                                                                     2004            2003
                                                                                                 ------------    ------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                                      $     57,270    $    338,675
  Accounts receivable, net of allowance for doubtful accounts
  of $13,537 and $29,017 in 2004 and 2003, respectively                                               315,096         262,586
  Other current assets                                                                                 43,782          77,584
                                                                                                 ------------    ------------

           Total current assets                                                                       416,148         678,845

PROPERTY AND EQUIPMENT, Net                                                                            85,261         194,322

DEPOSITS                                                                                                   --          42,282
                                                                                                 ------------    ------------
TOTAL ASSETS                                                                                     $    501,409    $    915,449
                                                                                                 ============    ============


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Accounts payable                                                                               $     25,699    $     36,233
  Accrued compensation and related benefits                                                           159,098         168,466
  Deferred revenue                                                                                     27,489          41,091
  Other current liabilities                                                                            23,200          74,469
                                                                                                 ------------    ------------

           Total current liabilities                                                                  235,486         320,259

           Total liabilities                                                                          235,486         320,259
                                                                                                 ------------    ------------

COMMITMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDERS' EQUITY (DEFICIENCY):
  Series A convertible preferred stock - $.001par value; 1,000,000 shares authorized;
    1,000,000 shares issued and outstanding in 2004 and 2003; liquidation preference (Note 4)         518,796         518,796
  Series A-1 convertible preferred stock - $.001 par value; 800,000 shares authorized;
    707,756 shares issued and outstanding in 2004 and 2003; liquidation preference (Note 4)           764,410         764,410
  Series B convertible preferred stock - $.001 par value; 4,500,000 shares authorized;
    3,025,184 shares issued and outstanding in 2004 and 2003; liquidation preference (Note 4)       4,653,890       4,653,890
  Series C convertible preferred stock - $.001 par value; 11,556,217 shares authorized;
    9,257,260 shares issued and outstanding in 2004 and 2003; liquidation preference (Note 4)      15,090,172      15,090,172
  Series D convertible preferred stock - $.001 par value; 28,000,000 shares authorized;
    22,528,269 shares issued and outstanding in 2004 and 2003; liquidation preference (Note 4)      4,843,107       4,843,107
  Series D-1 convertible preferred stock - $.001 par value; 21,276,595 shrs. authorized;
    9,152,151 shares issued and outstanding in 2004 and 2003; liquidation preference (Note 4)       1,062,282              --
  Common stock - $.001 par value; 86,276,595 shares authorized; 7,484,873 and 7,484,873 shares
    issued and outstanding in 2004 and 2003, respectively                                             381,269         381,269
  Accumulated deficit                                                                             (27,048,003)    (25,656,454)
                                                                                                 ------------    ------------
           Total stockholders' equity                                                                 265,923         595,190
                                                                                                 ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                       $    501,409    $    915,449
                                                                                                 ============    ============

See notes to financial statements.

CLICKMARKS, INC.

STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004 AND 2003

=============================================================================================================================
                                                                                                     2004            2003
                                                                                                 ------------    ------------

REVENUE                                                                                          $  1,732,080    $    894,565

COST OF REVENUE                                                                                     1,510,507       1,732,547
                                                                                                 ------------    ------------

GROSS PROFIT (LOSS)                                                                                   221,573        (837,982)
                                                                                                 ------------    ------------

OPERATING EXPENSES:
  Research and development                                                                            600,022       1,590,822
  General and administrative                                                                          239,940         705,359
  Sales and marketing                                                                                 779,487       1,164,786
                                                                                                 ------------    ------------

           Total operating expenses                                                                 1,619,449       3,460,967
                                                                                                 ------------    ------------

LOSS FROM OPERATIONS                                                                               (1,397,876)     (4,298,949)

OTHER INCOME (EXPENSE)
  Interest income                                                                                       3,511          16,965
  Other income and expense, net                                                                         2,816          (4,683)
                                                                                                 ------------    ------------

LOSS BEFORE EXTRAORDINARY ITEM                                                                     (1,391,549)     (4,286,667)

EXTRAORDINARY ITEM - Loss on Expropriation of Assets by Payroll Service                                    --         (95,643)
                                                                                                 ------------    ------------

NET LOSS                                                                                         $ (1,391,549)   $ (4,382,310)
                                                                                                 ============    ============

See notes to financial statements.

CLICKMARKS, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIENCY
YEAR ENDED DECEMER 31, 2004 AND 2003

(Continued on page 5)
====================================================================================================================================
                               Series A                  Series A-1                    Series B                    Series C
                     Convertible Preferred Stock Convertible Preferred Stock Convertible Preferred Stock Convertible Preferred Stock
                      -------------------------   -------------------------   -------------------------   -------------------------
                         Shares        Amount        Shares        Amount        Shares        Amount        Shares        Amount
                      -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
BALANCES,
December 31, 2002       1,000,000   $   518,796       707,756   $   764,410     3,025,184   $ 4,653,890     9,257,260   $15,090,172

Issuance of Series D
convertible preferred
stock at $0.22 per
share, net of
issuances costs of
$20,898

Exercise of stock
options

Issuance of warrants
for common stock

Forgiveness of
shareholder notes
receivable

Stock compensation

Net loss
                      -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
BALANCES,
December 31, 2003       1,000,000       518,796       707,756       764,410     3,025,184     4,653,890     9,257,260    15,090,172

Issuance of Series
D-1 convertible
preferred stock at
$0.1175 per share,
net of issuance costs
of $13,096

Net loss
                      -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
BALANCES,
December 31, 2004       1,000,000   $   518,796       707,756   $   764,410     3,025,184   $ 4,653,890     9,257,260   $15,090,172
                      ===========   ===========   ===========   ===========   ===========   ===========   ===========   ===========



See notes to financial statements.

CLICKMARKS, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIENCY
YEAR ENDED DECEMER 31, 2004 AND 2003

(Continued from page 4)
===================================================================================================================================
                              Series D             Series D-1
                        Convertible Preferred  Convertible Preferred
                               Stock                  Stock               Common Stock      Shareholder
                       ----------------------  ---------------------  --------------------     Notes      Accumulated
                         Shares      Amount      Shares     Amount      Shares     Amount    Receivable     Deficit        Total
                       ----------  ----------  ---------  ----------  ---------  ---------  -----------   -----------   -----------
BALANCES,
December 31, 2002      11,264,134  $2,385,393         --  $       --  7,446,748  $ 257,197  $    (2,800) $(21,274,144)  $ 2,392,914

Issuance of Series D
convertible preferred
stock at $0.22 per
share, net of
issuances costs of
$20,898                11,264,135   2,457,714                                                                             2,457,714

Exercise of stock
options                                                                  38,125      7,431                                    7,431

Issuance of warrants
for common stock                                                                     4,800                                    4,800

Forgiveness of
shareholder notes
receivable                                                                                        2,800                       2,800

Stock compensation                                                                 111,841                                  111,841

Net loss                                                                                                   (4,382,310)   (4,382,310)
                       ----------  ----------  ---------  ----------  ---------  ---------  -----------   -----------   -----------

BALANCES,
December 31, 2003      22,528,269   4,843,107         --          --  7,484,873    381,269           --   (25,656,454)      595,190

Issuance of
Series D-1
convertible
preferred stock
at $0.1175 per
share, net of
issuance costs
of $13,096                                     9,152,151   1,062,282                                                      1,062,282

Net loss                                                                                                   (1,391,549)   (1,391,549)
                       ----------  ----------  ---------  ----------  ---------  ---------  -----------   -----------   -----------
BALANCES,
December 31, 2004      22,528,269  $4,843,107  9,152,151  $1,062,282  7,484,873  $ 381,269  $        --  $(27,048,003)  $   265,923
                       ==========  ==========  =========  ==========  =========  =========  ===========   ===========   ===========

See notes to financial statements.

CLICKMARKS, INC.

STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2004 AND 2003

======================================================================================================
                                                                              2004            2003
                                                                          ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                $ (1,391,549)   $ (4,382,310)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                              111,342         315,166
    Issuance of stock warrants                                                      --           4,800
    Stock compensation                                                              --         111,841
    Forgiveness of shareholder note receivable                                      --           2,800
    Changes in operating assets and liabilities:
      Accounts receivable, net                                                 (52,509)       (144,068)
      Other current assets                                                      76,083         (33,748)
      Deposits and other assets                                                     --          22,872
      Accounts payable                                                          (6,783)        (90,188)
      Accrued compensation and related benefits                                 (9,368)        (22,933)
      Deferred revenue                                                         (13,602)        (16,915)
      Other current liabilities                                                (51,269)         67,246
                                                                          ------------    ------------

           Net cash used in operating activities                            (1,337,655)     (4,165,437)
                                                                          ------------    ------------

CASH USED IN INVESTING ACTIVITIES -
  Purchases of property and equipment                                           (2,281)        (45,080)
                                                                          ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease obligation                                          (3,751)        (31,762)
  Proceeds from issuance of common stock, for exercise of options                   --           7,431
  Proceeds from issuance of convertible Series D preferred stock, net               --       2,457,714
  Proceeds from issuance of convertible Series D-1 preferred stock, net      1,062,282              --
                                                                          ------------    ------------

           Net cash provided by financing activities                         1,058,531       2,433,383
                                                                          ------------    ------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                       (281,405)     (1,777,134)

CASH AND CASH EQUIVALENTS, Beginning of period                                 338,675       2,115,809
                                                                          ------------    ------------

CASH AND CASH EQUIVALENTS, End of period                                  $     57,270    $    338,675
                                                                          ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for income tax                                                $        750    $      1,600
                                                                          ============    ============
  Cash paid for interest                                                  $        191    $      4,683
                                                                          ============    ============

See notes to financial statements

CLICKMARKS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
================================================================================

1.     ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

       BUSINESS - Clickmarks, Inc. (the "Company") was incorporated in the State of California to develop market and sell software that enables personalized content and applications on any device. The Company has developed several software products which are customized and licensed to wireless carriers and other companies.

       SUBSEQUENT EVENT: MERGER - On June 23, 2005, the Company merged into Semotus Solutions, Inc. ("Semotus"), a Nevada Corporation. Upon the closing of merger, shareholders of the Company's Series D-1 preferred stock received an aggregate of 4,107,981 shares of common stock of Semotus and an aggregate of 300,000 shares of common stock of Verisium, Inc ("Verisium"), a California corporation. These 300,000 shares of common stock were held by the Company prior to the acquisition.

       Each share of Series A preferred stock, Series A-1 preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock was extinguished and cancelled without consideration. Each share of Common Stock of the Company issued and outstanding was extinguished and cancelled without consideration. Each share of preferred stock and common stock warrants was also extinguished and cancelled without consideration. Furthermore, the Company stock options terminated and expired without consideration.

       The Company became a wholly owned subsidiary of Semotus as a result of the merger.

       CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES - The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company's control, that could have a material adverse effect on the Company's business, operating results and financial condition. These risks include, among others: variability and uncertainty of revenues and operating results, the emerging nature of its market, product and customer concentration, technological changes and new product development risks, competition, intellectual property and related risks, management of growth, dependence on key personnel, acquisitions and investments, international operations, regulatory requirements and expansion of distribution channels.

       USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

       CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments purchased with an original maturity of 90 days or less to be cash equivalents. The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

       REVENUE RECOGNITION - The Company derives its revenue primarily from two sources (i) license revenue, and (ii) service revenues, which include support and maintenance, consulting and training revenue.

       The Company applies the provisions of Statement of Position 97-2, "Software Revenue Recognition," and related interpretations, to all transactions involving the sale of hardware and related software. The Company may sell license and services together. Service maintenance includes contracts for technical support, hardware maintenance, bug fixes, and patch releases. For arrangements with multiple elements, the Company allocates revenue to each component of the arrangement using the residual value method based on vendor specific objective evidence of the undelivered elements. This means that the Company defers the arrangement fee equivalent to the fair value of the undelivered elements until these elements are delivered. The Company recognizes revenue for maintenance services ratably over the contract term.

       The Company recognizes revenue from the sale of licenses when persuasive evidence of an arrangement exists, the license has been delivered, the fee is fixed and determinable and collection of the resulting receivable is reasonably assured. Delivery generally occurs when license is delivered to a common carrier or downloaded by a customer.

       PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of the related asset which is generally 3 to 7 years.

       LONG-LIVED ASSETS - The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by comparison of the carrying amount of the applicable asset group to future undiscounted net cash flows expected to be generated by the asset group. If the asset group is evaluated as not being recoverable, it is written down to estimated fair value.

       INCOME TAXES - The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and operating loss and tax credit carryforwards measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce net deferred tax assets to an amount that is more likely than not to be realized.

       RESEARCH AND DEVELOPMENT - Research and development costs are expensed as incurred.

       STOCK-BASED COMPENSATION - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees."

       SFAS No. 123, "Accounting for Stock-Based Compensation," requires the disclosure of pro forma net loss had the Company adopted the fair value method for its stock-based awards to employees. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values.

       The Company was acquired subsequently in June 2005 by Semotus Solutions, Inc, a Nevada corporation. Each share of stock options granted to employees was extinguished and cancelled without consideration.

       NEW ACCOUNTING STANDARDS - In November 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 151, INVENTORY COSTS, AN AMENDMENT OF ARB NO. 43, CHAPTER 4. The statement clarifies that abnormal amounts of idle facility expense, freight expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges. In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. The provisions of this statement will be effective for inventory cost incurred during fiscal years beginning after June 15, 2005. The Company is currently evaluating, but has not yet determined, the impact of adopting the provisions of this statement on its financial statements.

       In December 2004, the FASB issued SFAS No. 153, EXCHANGES OF NONMONETARY ASSETS, AN AMENDMENT OF APB OPINION NO. 29. The statement eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, ACCOUNTING FOR NONMONETARY TRANSACTIONS, and replaces it with an exception for exchanges that do not have commercial substance. This statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement shall be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company is currently evaluating, but has not yet determined, the impact of adopting the provisions of this statement on its financial statements.

       In December 2004, the FASB issued Statement No. 123 (revised 2004), ACCOUNTING FOR STOCK-BASED COMPENSATION. Statement 123(R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments (e.g., stock options and restricted stock) granted to employees for the first annual reporting period beginning after December 15, 2005 for non-public companies. The Company will adopt the provision in the fiscal year 2006 and include stock-based compensation expense in the financial statements.


2.     PROPERTY AND EQUIPMENT

       Property and equipment at December 31, 2004 and 2003 consists of:

                                                        2004           2003
                                                    ------------   ------------
       Computers, purchased software and equipment  $  1,430,420   $  1,438,990
       Furniture and fixtures                            194,926        194,926
       Leashold improvements                              55,321         55,321
                                                    ------------   ------------

       Total                                           1,680,667      1,689,237
       Accumulated depreciation                       (1,595,406)    (1,494,915)
                                                    ------------   ------------
       Property and equipment, net                  $     85,261   $    194,322
                                                    ============   ============


3.     COMMITMENTS AND CONTINGENCIES

       The Company leases its facilities under a noncancelable operating lease which expires in 2005. Rent expense was $183,232 and $183,357 for the years ended December 31, 2004 and 2003.

       Future minimum lease payments under all noncancelable operating leases in 2004 are as follows:

       Year ending December 31:
       2005                                         $    135,378
                                                    ------------

       Total                                        $    135,378
                                                    ============


4.     STOCKHOLDERS' DEFICIENCY

       The terms of Series A, Series A1, Series B, Series C, Series D, Series D-1 and Common Stock were modified significantly as a result of the merger with Semotus Solutions, Inc.

       Each share of Series A preferred stock, Series A-1 preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock and common stock was extinguished and cancelled without consideration. Each share of preferred stock and common stock warrants was also extinguished and cancelled without consideration.

       The significant terms of Series D-1 preferred stock ("Series D-1") provided that:

       o Each holder of Preferred D-1 will have the right to convert Preferred D-1 at the option of the holder, at any time, into Common Stock at an initial conversion rate of 1-to-1. Their conversion rate is subject from time to time to anti-dilution adjustments. All Preferred Shares will be automatically converted to Common Stock upon (i) the closing of an underwritten public offering of shares of Common Stock of the Company at a public offering price per share that values the Company at least $50 million in an offering of not less than $10 million, before deduction of underwriting discounts and registration expenses or (ii) approval of the holders of a majority of the Preferred Shares.

       o In the event of any liquidation or winding up of the Company, the holders of Preferred D-1 will be entitled to receive in preference to the holders of Common Stock, Preferred A, Preferred A-1, Preferred B, Preferred C and Preferred D an amount equal to three (3) time the Preferred D-1 Original Purchase Price plus all declared but unpaid dividends (if any). After payment of the Preferred D-1 preference, the Preferred D, Preferred C, the Preferred B and then the Preferred A and A-1, will be entitled to receive their respective original purchase prices in preference to the holders of Common Stock.

       o The holders of all series of preferred stock ( the "Preferred Shares") are entitled to receive dividends at a rate of 8% of their respective original purchase prices per annum in preference to any dividend on Common Stock whenever funds are legally available, when, if and as declared by the Board of Directors. Dividends are non-cumulative.

       o Each holder of Preferred Shares will have a right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of Preferred Shares.

       As a result of the merger, shareholders of Series D-1 preferred stock received an aggregate of 4,107,981 shares of common stock of Semotus and an aggregate of 300,000 shares of common stock of Verisium, which was held by the Company prior to the merger.

       STOCK OPTION PLAN - Under the Company's stock option plan (the "Plan"), the Company was able to grant options to purchase or directly issue 8,070,547 shares of common stock to employees, outside directors and consultants at a price not less than 100% of fair market value for incentive stock options and consultants at a price not less than 85% for nonstatutory stock options, depending on recipient. The options generally vested over four years, with 25% vesting on the first anniversary date of the vesting commencement date and thereafter ratably on a monthly basis and expire ten years after grant. Stock option activity under the Plan was as follows:

                                                          OPTIONS VESTED
                                                    ---------------------------
                                                                     Weighted
                                                                      Average
                                                      Number of      Exercise
                                                       Shares          Price
                                                    ------------   ------------

       Balance, December 31, 2002                      4,561,571   $       0.03
                                                    ------------   ------------
       Granted (weighted average fair value
       of $0.03 per share)                               363,642   $       0.03
       Exercised                                         (38,125)  $       0.03
       Returned                                       (1,390,419)  $       0.03
                                                    ------------   ------------
       Balance, December 31, 2003                      3,496,669   $       0.03

       Granted (weighted average fair value
       of $0.03 per share)                                    --   $       0.03
       Exercised                                              --   $       0.03
       Returned                                               --   $       0.03
                                                    ------------   ------------
       Balance, December 31, 2004                      3,496,669   $       0.03
                                                    ============   ============

       Additional information regarding options outstanding as of December 31, 2004 and 2003 was as follows:

                              OPTIONS OUTSTANDING                     OPTIONS VESTED
                   -----------------------------------------    --------------------------
                                   Weighted
                                    Average        Weighted                      Weighted
                                   Remaining       Average                       Average
       Exercise      Shares       Contractual      Exercise        Shares        Exercise
        Prices     Outstanding    Life (Years)      Price          Vested         Price
       --------    -----------    -----------    -----------    -----------    -----------
       $   0.03      3,496,669           6.00    $      0.03      2,574,435    $      0.03
                   -----------    -----------    -----------    -----------    -----------

       $   0.03      3,496,669           6.00    $      0.03      2,574,435    $      0.03
                   ===========    ===========    ===========    ===========    ===========

       At December 31, 2004 and 2003, the Company had 3,410,069 shares available for future grant under the Plan, respectively.

       The Company was acquired subsequently in June 2005 by Semotus Solutions, Inc., a Nevada corporation. Each share of stock options granted to employees was extinguished and cancelled without consideration.

       STOCK RESERVED FOR ISSUANCE

       At December 31, 2004, the Company had reserved common stock for issuance of the following:

       Conversion of outstanding preferred stock                     45,670,632
       Warrants for convertible preferred stock                         319,676
       Exercise of common stock options                               3,496,669
                                                                     ----------
       Total                                                         49,486,977
                                                                     ==========


       NOTE RECEIVABLE FROM SHAREHOLDERS

       In 1999, the Company entered into a full recourse loan with a founder. In 2003, upon approval of the board of directors of the Company, the loan was forgiven in the amount of $2,800.


5.     INCOME TAXES

       No provision for federal or state income taxes has been recorded for the years ended December 31, 2004 and 2003 as the Company has incurred net operating losses.

       The components of the net deferred tax assets at December 31, 2004 consist of:

                                                              2004            2003
                                                          ------------    ------------
       Deferred tax assets (liabilities):
         Net operating loss carryforwards                 $ 10,828,795    $ 10,234,641
         Research and development credit carryforwards         209,139         209,139
         Accruals and reserves not currently deductible        (18,248)         30,687
         Other                                                 192,105         295,415
                                                          ------------    ------------

       Total deferred tax assets                            11,211,791      10,769,882
       Valuation allowance                                 (11,211,791)    (10,769,882)
                                                          ------------    ------------
       Net deferred tax assets                            $         --    $         --
                                                          ============    ============

       At December 31, 2004, the Company has federal and state net operating loss carryforwards of $25,192,529 and $22,348,999 expiring through 2024 and 2014, respectively. The Company also has federal and state tax research and development credit carryforwards of $119,508 and $89,631, expiring through 2024 for federal purposes and carried forward indefinitely for state purposes.

       Federal and California tax laws impose substantial restrictions on the utilization of net operating loss and credit carryforwards in the event of an "ownership change" for tax purposes, as defined in Section 382 of the Internal Revenue Code. Accordingly, the Company's ability to utilize these carryforwards may be limited as a result of such "ownership change." Such a limitation could result in the expiration of carryforwards before they are utilized.

       Based upon available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, management has established a valuation allowance for all deferred tax assets.


6.     EXTRAORDINARY ITEM

       In October and November 2003, the Company's payroll service withdrew funds from the Company's bank account and used the funds for other than their intended purpose. Subsequently it was determined that the Company's employees did not receive their salaries for a pay period and the taxing authorities did not receive the Company's required payroll tax deposits. Consequently, the Company was again liable for the employee payroll and corresponding payroll taxes. The Company recouped a portion of the loss from its insurance company. The extraordinary item is the net cost of this occurrence to the Company.


7.     RELATED PARTY TRANSACTIONS

       During January 2003, the Company entered into a contractor agreement with Clickmarks Pvt. Limited, having its principal business located in Karachi, Pakistan. Clickmarks Pvt. Limited provides the Company with offshore independent contractors in the areas of programming, systems analysis, engineering, marketing and technical writing. An officer of the Company is a 70% (seventy percent) owner of Clickmarks Pvt. Limited. The Company paid Clickmarks Pvt. Limited $146,560 and $105,909 for such services in 2004 and 2003, respectively.

       During 2001, the Company entered into an agreement with WordWalla, Inc., a California corporation. An officer of the Company is on the board of directors of WordWalla, Inc. In lieu of debt owed to the Company, WordWalla, Inc. granted the Company non-exclusive license to use and modify the source code of the WordWalla, Inc. software as well as equipment. The software and equipment were valued at $75,000 (seventy five thousand dollars) and $16,900 (sixteen thousand nine hundred dollars), respectively. The license and equipment were amortized and depreciated over two years and three years, respectively.

8.     SUBSEQUENT EVENTS

       MERGER - See footnote 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
       - Merger.

       SALE OF ASSET - On January 28, 2005 the Company sold, assigned and transferred intellectual property rights in a web-based software application known as "Software Testing Tool" to Verisium, Inc. In consideration for the "Software Testing Tool", the Company received 300,000 shares of Verisium, Inc. common stock. These common shares were distributed to Series D-1 shareholders upon the closing of the merger with Semotus.

       LEASE TERMINATION - On June 30, 2005, the Company terminated its building lease obligation, set to expire on December 31, 2005, in consideration of payment in the sum of $34,720.

       Furthermore, the agreement included a rent recapture clause that stated that in the event the Landlord is able to re-lease the premises prior to August 31, 2005, the Landlord shall pay the Company the amount of any rental payments received by the Landlord from the new tenant for the period up to August 31, 2005. Thus, the Company paid out $20,000 during the initial termination and is currently waiting to payout the remaining amount depending on whether the Landlord is able to re-lease the premises within the allotted time.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On June 23, 2005, Semotus Solutions, Inc., a Nevada corporation ("We" or "Our") acquired Clickmarks, Inc., a California Corp ("Clickmarks"). Clickmarks technology enables the on-demand enterprise by non-invasively leveraging existing information technology investments to deliver workflow automation, portal integration, and mobilization solutions. Clickmarks' patented Presentation Level Integration technology enables rapid creation of composite applications and web services out of existing backend systems, which may be delivered via web, portal, and mobile front-ends.

We issued an aggregate of 4,107,982 shares of our common stock in exchange for all the outstanding stock of Clickmarks. 15% of these shares, 616,197 shares, are being held in escrow and may be available to compensate Semotus for certain damages as provided in the Merger Agreement. In addition, we issued 137,324 shares to Bathgate Capital Partners, LLC as a finder's fee, and 70,646 shares to various Clickmarks' employees.

The acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values, and the results of Clickmarks' operations are included in Semotus' consolidated financial statements from the date of the acquisition.

The accompanying unaudited pro forma condensed consolidated financial statements illustrate the effect of the acquisition on Semotus' financial position and results of operations. The unaudited pro forma condensed consolidated balance sheet is based on the unaudited historical balance sheets of Semotus and Clickmarks as of June 30, 2005 and March 31, 2005, respectively, and assumes that the acquisition took place on the balance sheet date. The unaudited pro forma condensed consolidated statements of operations are based on the audited historical statements of operations of Semotus and Clickmarks for the years ended March 31, 2005 and December 31, 2004 and on the unaudited three month periods ended June 30, 2005 and March 31, 2005, respectively. The pro forma condensed consolidated statements of operations assume the acquisition took place at the beginning of the periods presented.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ. The unaudited pro forma condensed consolidated statement of operations may not be indicative of the actual results which would have been obtained if the acquisition had occurred at the beginning of the periods presented.

The accompanying unaudited pro forma condensed consolidated financial statements should be read in conjunction with Semotus' historical financial statements and notes thereto contained in our Annual and Quarterly Reports and the financial statements of Clickmarks presented herein.

                             SEMOTUS SOLUTIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                          HISTORICAL
                                                 ----------------------------
                                                   SEMOTUS
                                                   JUNE 30,       CLICKMARKS
                                                     2005          MARCH 31,      ADJUSTMENTS
                                                  (NOTE B1)          2005          (NOTE B1)      PRO FORMA
                                                 ------------    ------------    ------------    ------------
ASSETS:
CURRENT ASSETS:
    Cash and cash equivalents                    $  1,147,390    $     75,115    $    (16,100)   $  1,206,405
    Trade receivables                                 245,686         386,658        (269,718)        362,626
    Prepaid expenses and other current assets          21,453          13,873           (4639)         30,687
                                                 ------------    ------------    ------------    ------------

        Total current assets                        1,414,529         475,646        (290,457)      1,599,718

Property and equipment, net                            29,009          66,653         (52,999)         42,663
Goodwill, net (Note B3)                             1,860,162              --       1,581,107       3,441,269
Other assets                                               --          20,282         (20,282)             --
                                                 ------------    ------------    ------------    ------------
        Total assets                             $  3,303,700    $    562,581    $  1,217,369    $  5,083,650
                                                 ============    ============    ============    ============

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Bank loan                                    $     50,000    $         --    $         --    $     50,000
    Accounts payable                                  286,957          20,915          15,288         323,160
    Accrued vacation                                   63,326          64,473         (29,653)         98,146
    Other accrued liabilities                          26,610         111,866         (37,969)        100,507
    Deferred revenue                                  169,324          27,147           9,410         205,881
                                                 ------------    ------------    ------------    ------------
    Total current liabilities                         596,217         224,401         (42,924)        777,694
                                                 ------------    ------------    ------------    ------------
        Total liabilities                             596,217         224,401         (42,924)        777,694
                                                 ------------    ------------    ------------    ------------

Commitments and contingencies

SHAREHOLDERS' EQUITY (DEFICIENCY):
    Preferred Stock                                        --      26,764,817     (26,764,817)             --
    Notes Receivable                                       --        (624,234)        624,234              --
    Notes Preferred Stock                                  --         456,398        (456,398)             --
    Notes Common Stock                                     --         167,836        (167,836)             --
    Common Stock (elimination)                        283,028         324,321        (324,321)        283,028
    Common Stock issued as part of acquisition
    (Note 3)                                               --              --       1,561,297       1,561,297
    Additional paid-in capital                     68,784,919         224,789        (224,789)     68,784,919
    Accumulated other comprehensive loss              (83,292)             --              --         (83,292)
    Accumulated deficit                           (66,277,172)    (26,975,747)     27,012,923     (66,239,996)
                                                 ------------    ------------    ------------    ------------
        Total shareholders' equity                  2,707,483         338,180       1,260,293       4,305,956
                                                 ------------    ------------    ------------    ------------
    Total liabilities and shareholders' equity   $  3,303,700    $    562,581    $  1,217,369    $  5,083,650
                                                 ============    ============    ============    ============

                  See accompanying notes to unaudited pro forma condensed consolidated financial information.

                             SEMOTUS SOLUTIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          HISTORICAL
                                                 ----------------------------
                                                    SEMOTUS       CLICKMARKS
                                                   MARCH 31,     DECEMBER 31,    ADJUSTMENTS
YEARS ENDED:                                         2005            2004         (NOTE B2)       PRO FORMA
------------                                     ------------    ------------    ------------    ------------
Revenues                                         $  1,806,295    $  1,732,080    $         --    $  3,538,375

Cost of revenues                                      363,163       1,510,507              --       1,873,670
                                                 ------------    ------------    ------------    ------------

Gross profit                                        1,443,132         221,573              --       1,664,705
                                                 ------------    ------------    ------------    ------------

Operating expenses:
    (Exclusive of depreciation and amortization
     and stock, option and warrant expense)
    Research and development                          525,930         600,022              --       1,125,952
    Sales and marketing                               869,328         779,487              --       1,648,815
    General and administrative                        839,077         128,598              --         967,675
    Stock, option and warrant expense                (248,997)             --              --        (248,997)
    Depreciation and amortization                     119,812         111,342         (49,469)        181,685
                                                 ------------    ------------    ------------    ------------

    Total operating expenses                        2,105,150       1,619,449         (49,469)      3,675,130
                                                 ------------    ------------    ------------    ------------

        Operating income (loss)                      (662,018)     (1,397,876)         49,469      (2,010,425)


Interest income                                            --           3,511              --            3511
Other income                                            7,965           2,816              --          10,781
                                                 ------------    ------------    ------------    ------------

    Total interest and other income                     7,965           6,327              --          14,292

Net loss                                             (654,053)     (1,391,549)         49,469      (1,996,133)
Other comprehensive income (loss) - Translation
adjustment                                              (4016)             --              --           (4016)
                                                 ------------    ------------    ------------    ------------
Comprehensive loss                               $   (658,069)   $ (1,391,549)   $     49,469    $ (2,000,149)
                                                 ============    ============    ============    ============

Net loss per common share:
    Basic                                        $      (0.03)   $         --    $       0.01    $      (0.08)
    Diluted                                      $      (0.03)   $         --    $       0.01    $      (0.08)

    Weighted average shares used in per share
     calculation, basic and diluted                22,755,373              --       3,699,755      26,455,128
                                                 ============    ============    ============    ============

                  See accompanying notes to unaudited pro forma condensed consolidated financial information.

                             SEMOTUS SOLUTIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          HISTORICAL
                                                 ----------------------------
                                                    SEMOTUS       CLICKMARKS
                                                    JUNE 30,       MARCH 31,     ADJUSTMENTS
THREE MONTHS ENDED:                                  2005            2005         (NOTE B2)       PRO FORMA
-------------------                              ------------    ------------    ------------    ------------
Revenues                                         $    409,390    $    552,493    $         --    $    961,883

Cost of revenues                                      129,145         245,633              --         374,778
                                                 ------------    ------------    ------------    ------------

Gross profit                                          280,245         306,860              --         587,105
                                                 ------------    ------------    ------------    ------------

Operating expenses:
    (Exclusive of depreciation and amortization
     and stock, option and warrant expense)
    Research and development                          139,708         128,890              --         268,598
    Sales and marketing                               268,043         171,980              --         440,023
    General and administrative                        252,804             107              --         252,911
    Stock, option and warrant expense                 119,551              --              --         119,551
    Depreciation and amortization                      21,114          18,607         (11,876)         27,845
                                                 ------------    ------------    ------------    ------------

    Total operating expenses                          801,220         319,584         (11,876)      1,108,928
                                                 ------------    ------------    ------------    ------------

        Operating income (loss)                      (520,975)        (12,724)         11,876        (521,823)

Interest income                                            --          51,349              --          51,349
Other income                                           11,331         132,061              --         143,392
                                                 ------------    ------------    ------------    ------------

    Total interest and other income                    11,331         183,410              --         194,741

Net Income (loss)                                    (509,644)        170,686          11,876        (327,082)
Other comprehensive income (loss) - Translation
adjustment                                              (4948)             --              --           (4948)
                                                 ------------    ------------    ------------    ------------
Comprehensive Income (loss)                      $   (514,592)   $    170,686    $     11,876    $   (332,030)
                                                 ============    ============    ============    ============

Net loss per common share:
    Basic                                        $      (0.02)   $         --    $       0.00    $      (0.01)
    Diluted                                      $      (0.02)   $         --    $       0.00    $      (0.01)

    Weighted average shares used in per share
     calculation, basic and diluted                25,038,727              --       3,699,755      28,738,482
                                                 ============    ============    ============    ============

                  See accompanying notes to unaudited pro forma condensed consolidated financial information.

                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION


(A) BASIS OF PRESENTATION

    Reference is made to the introduction to the unaudited pro forma condensed financial information.

(B) PRO FORMA ADJUSTMENTS

    The pro forma adjustments to the condensed balance sheet are as follows:

    (1) Semotus' Balance Sheet as of June 30, 2005 has been adjusted for the elimination of Clickmarks' assets acquired and liabilities assumed. Further, adjustments to the Clickmarks' balance sheet at March 31, 2005 have been made to bring it current to the acquisition date of June 23, 2005.

    (2) The depreciation adjustment is to reduce the depreciation expense for those assets that were either not acquired or reduced to net realizable value as part of the acquisition.

    (3) To reflect the acquisition of Clickmarks and the allocation of purchase price on the basis of fair values of the assets acquired and the liabilities assumed. The components of purchase price and its allocation of assets and liabilities of Clickmarks are as follows:

        Components of purchase price:
            Semotus common stock (a)                        3,699,755  shares
            Value of common stock (b)                     $     0.422  per share
                                                          -----------
            Total purchase price                          $ 1,561,297

            Excess of cost of net assets acquired         $ 1,581,107

            Clickmarks shareholders' equity (c)               (19,810)

        (a) Excludes contingent purchase consideration of up to 616,197 shares that are currently being held in escrow and may be used by Semotus for indemnification purposes related to certain representations given in the Merger Agreement. Includes 137,324 shares issued to Bathgate Capital Partners, LLC as a finder's fee, and includes 70,646 shares issued to various Clickmarks' employees.

        (b) This represents the stock price at which no additional shares will be issued, in accordance with EITF 97-15, "Accounting for Contingency Arrangements Based on Security Prices in a Purchase Business Combination."

        (c) This is the residual value of the equity after calculating the fair value of assets acquired and liabilities assumed and deducting the investment banking fees.

(C) PRO FORMA LOSS PER SHARE

    The reconciliation of the common shares used in the calculation of pro forma basic and diluted loss per share is as follows:

    Semotus basic and diluted weighted average shares outstanding     25,038,727
    Shares issued in the Clickmarks acquisition                        3,699,755
                                                                   -------------
    Pro forma basic and diluted weighted average common shares
     outstanding                                                     28,738,482

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                           SEMOTUS SOLUTIONS, INC.



     Date: September 6, 2005               By: /s/ Anthony N. LaPine
                                           -------------------------------------
                                           Anthony N. LaPine,
                                           President and Chief Executive Officer